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                  [Letterhead of Aquis Communications, Inc.]

                               November 23, 1998

Mr. Brian Bobeck
100 Ridge Street
Shavertown, PA 18708

Dear Brian:

I am pleased to offer you the position of Vice President - Engineering for Aquis Communications, Inc. As Vice President - Engineering, your responsibilities will be as follows:

A Responsible for the development and execution of the Company's annual engineering business plan.
B. Responsible for the development and implementation of all approved Company engineering compensation and network development programs.
C.  Responsible for the approved hiring and staffing of the Engineering
    Department.
D.  Other corporate and departmental duties appropriate for this position.

The compensation package for the position of Vice President - Engineering will be the following:

A.  Base Salary: $100,000 per annum, paid bi-monthly.
B. Stock Options: To be determined by the Board of Directors but commensurate with the responsibilities of this position. They would be equivalent to $100,000 with five-year vesting or pro rata.
C. Incentive Plan: To be mutually agreed to by both parties, but in no event less than $20,000 in the first year. This incentive compensation will be paid annually in arrears.
D.  Auto Allowance: $750.00 per month.
E.  Benefits: Eligible for the Company's full benefit plan.
F. Location: While an office will be maintained at the Company's headquarters, it is agreed that you and the Company will mutually agree on an additional office site for you to utilize.
G. Severance: If your employment is terminated without cause at any time within the first thirty-six months of employment, you will be entitled to severance of the greater of two months or the balance of thirty-six months from your start date. After the initial thirty-six month period, severance shall be no less than two months. [initials]

Please confirm your agreement with this offer by signing this letter below and returning it to me at your earliest convenience. I look forward to working with you.


                                      Very truly yours,

                                      AQUIS COMMUNICATIONS, INC.

                                      /s/ John X. Adiletta
                                      ----------------------------------------
                                      John X. Adiletta
                                      President

I accept the position as well as the terms and the conditions as set forth in this letter.


/s/ Brian Bobeck                           12-2-78
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Brian Bobeck                               Date